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                                                                  Exhibit (a)(7)
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THIS ANNOUNCEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER
    TO SELL SHARES.  THE OFFER IS MADE SOLELY BY THE OFFER TO PURCHASE DATED
      NOVEMBER 3, 1997, AND THE RELATED LETTER OF TRANSMITTAL, AND IS NOT
       BEING MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF)
          HOLDERS OF SHARES RESIDING IN ANY JURISDICTION IN WHICH THE
              MAKING OF THE OFFER OR THE ACCEPTANCE THEREOF WOULD
                     NOT BE IN COMPLIANCE WITH THE LAWS OF
                               SUCH JURISDICTION.

                       NOTICE OF OFFER TO PURCHASE FOR CASH
                                        BY
                     FUND AMERICAN ENTERPRISES HOLDINGS, INC.
                  UP TO 1,000,000 SHARES OF ITS COMMON STOCK AT
                    A PURCHASE PRICE NOT GREATER THAN $125.00
                       NOR LESS THAN $105.00 NET PER SHARE

    Fund American Enterprises Holdings, Inc., a Delaware corporation (the "Company"), is inviting its shareholders to tender shares of its Common Stock, par value $1.00 per share ("Shares"), to the Company, at prices not greater than $125.00 nor less than $105.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 3, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"). For purposes of the Offer, the Company shall be deemed to have accepted for payment (and thereby purchased), subject to proration, Shares which are tendered at or above the Purchase Price (as defined below) and not withdrawn when, as and if the Company gives oral or written notice to the Depositary of the Company's acceptance of such Shares for payment pursuant to the Offer. The Company reserves the right, in its sole discretion, to purchase more than 1,000,000 Shares pursuant to the Offer.

    THE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE
SECTION 6 OF THE OFFER TO PURCHASE.

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         THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS
         WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
         ON MONDAY, DECEMBER 1, 1997, UNLESS THE OFFER IS
         EXTENDED.
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    NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS
TO WHETHER ANY SHAREHOLDER SHOULD TENDER ANY OR ALL OF SUCH SHAREHOLDER'S SHARES PURSUANT TO THE OFFER. EACH SHAREHOLDER MUST MAKE SUCH SHAREHOLDER'S OWN DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

    The Company reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the Depositary and making a public announcement thereof. See Sections 1 and 15 of the Offer to Purchase.

    As promptly as practicable following the Expiration Date, the Company will purchase up to 1,000,000 Shares or such lesser number of Shares as are properly tendered (and not withdrawn in accordance with Section 4 of the Offer to Purchase) prior to the Expiration Date at prices not greater than $125.00 nor less than $105.00 per Share in cash. The term "Expiration Date" means 12:00 midnight, New York City time, on Monday, December 1, 1997, unless and until the Company, in its sole discretion, shall have extended the period of time during which the Offer will remain open, and thereby delay acceptance for payment of, and payment for, any Shares by giving oral or written notice of such extension to the Depositary and making a public announcement thereof.

    The Company will, upon the terms and subject to the conditions of the Offer, determine a single per Share price (not greater than $125.00 nor less than $105.00 per Share) net to the seller in cash (the "Purchase Price") that it will pay for Shares validly tendered and not withdrawn pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by the tendering shareholders. The Company will select the lowest Purchase Price that will allow it to buy 1,000,000 Shares (or such lesser number as are validly tendered at prices not greater than $125.00 nor less than $105.00 per Share). All Shares validly tendered at prices at or below the Purchase Price and not withdrawn will be purchased at the Purchase Price, subject to the terms and the conditions of the Offer, including the proration terms thereof.


    If the number of Shares properly tendered and not withdrawn before the Expiration Date is greater than 1,000,000 Shares (or such greater number of Shares as the Company may elect to purchase pursuant to the Offer), the Company, upon the terms and subject to the conditions of the Offer, will accept Shares for purchase in the following order of priority: (a) first, all Shares properly tendered at or above the Purchase Price and not withdrawn before the Expiration Date by any shareholder who beneficially owned as of the close of business on October 27, 1997, and who continues to own beneficially until the Expiration Date an aggregate of fewer than 100 Shares and who: (1) tenders all Shares beneficially owned by such shareholder (partial tenders will not qualify for this preference), and (2) completes the box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and (b) then, after purchase of all the foregoing Shares, all other Shares properly tendered at or above the Purchase Price and not withdrawn before the Expiration Date on a pro rata basis, if necessary (with adjustments to avoid purchases of fractional Shares).

    Except as otherwise provided in Section 4 of the Offer to Purchase, a tender of Shares pursuant to the Offer is irrevocable. Shares tendered pursuant to the Offer may be withdrawn at any time before the Expiration Date and, unless theretofore accepted for payment by the Company, after 12:00 midnight, New York City time, on Tuesday, December 30, 1997. See Section 4 of the Offer to Purchase.

         For a withdrawal to be effective, the Depositary must timely receive (at one of its addresses set forth on the back cover of the Offer to Purchase) a written or facsimile transmission notice of withdrawal. Any notice of withdrawal must specify the name of the person having tendered the Shares to be withdrawn, the number of Shares to be withdrawn and, if different from the name of the person who tendered the Shares, the name of the registered owner of such Shares. If the certificates have been delivered or otherwise identified to the Depositary, then, prior to the release of such certificates, the tendering shareholder must also submit the serial numbers shown on the particular certificates evidencing such Shares and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution (as defined in Section 3 of the Offer to Purchase) (except in the case of Shares tendered by an Eligible Institution). If Shares have been delivered pursuant to the procedure for book-entry transfer set forth in Section 3 of the Offer to Purchase, the notice of withdrawal must specify the name and number of the account at the applicable Book-Entry Transfer Facility (as defined in Section 3 of the Offer to Purchase) to be credited with the withdrawn Shares and otherwise comply with the procedures of such facility. A withdrawal of a tender of Shares may not be rescinded and Shares properly withdrawn shall thereafter be deemed to be not validly tendered for purposes of the Offer. Withdrawn Shares, however, may be retendered before the Expiration Date by again following any of the procedures described in Section 3 of the Offer to Purchase.

    THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. These documents are being mailed to record holders of Shares and will be furnished to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the Company's shareholder list or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of Shares.

    The information required to be disclosed by Rule 13e-4(d)(1) of the General Rules and Regulations under the Securities Exchange Act of 1934 is contained in the Offer to Purchase and is incorporated herein by reference.

    Any questions or requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth below. Requests for copies of the Offer to Purchase, Letter of Transmittal, Notice of Guaranteed Delivery or other tender offer materials may be directed to the Information Agent or the Dealer Manager and such copies will be furnished promptly at the Company's expense. Shareholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

                         THE DEALER MANAGER FOR THE OFFER IS:
                                   LEHMAN BROTHERS
                             Three World Financial Center
                                   200 Vesey Street
                               New York, New York 10285
                                    (212) 526-7850

              THE DEPOSITARY AND THE INFORMATION AGENT FOR THE OFFER IS:

                       FIRST CHICAGO TRUST COMPANY OF NEW YORK
                            P.O. Box 2569, STE 4660 - FAE
                          Jersey City, New Jersey 07303-2569
                                    1-800-409-7443

                     Requests for materials may be telecopied to
                                     201-222-4720
                                          or
                                     201-222-4721

November 3, 1997
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